Exhibit 4.4

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 5, 2023, by and between Taysha Gene Therapies, Inc., a Delaware corporation (the “Company”), with its principal place of business at 3000 Pegasus Park Drive, Ste 1430, Dallas, Texas, 75247 and the purchasers named in Schedule 1 hereto (the “Purchaser”) with its principal place of business at 9 Campus Drive, Suite 103, Parsippany, NJ 07054. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.5.

RECITALS

A. On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company at Closing (as hereinafter defined), that number of shares of Company Common Stock set forth opposite the Purchaser’s name on Schedule 1 hereto (the “Shares”) and one or more warrants, in the form attached hereto as Exhibit A (the “Warrant”), to purchase 525,000 shares of Company Common Stock (the “Warrant Shares”) as noted on Schedule 1 hereto.

B. The Shares of the Company Common Stock issued to the Purchaser pursuant to this Agreement, the Warrant and the Warrant Shares, as applicable, shall be referred to in this Agreement as the “Securities”.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Authorization of Sale of Securities. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company that number of Shares as set forth opposite the Purchaser’s name on Schedule 1 attached hereto, at a price per Share equal to $0.7090, resulting in an aggregate purchase price of $499,999.56 (the “Share Purchase Price”) and the Company has authorized the sale and issuance of the Warrant and the Warrant Shares.

1.2 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company the Shares, and, the Company shall issue and sell to the Purchaser the Warrant to purchase the number of Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Warrant Shares Underlying Warrant” on Schedule 1 attached hereto. The Warrant shall have an exercise price equal to the closing price of the Company Common Stock on Nasdaq on the date hereof. The closing of the purchase and sale of the Shares and the issuance and sale of the Warrant to the Purchaser by the Company (the “Closing”) shall occur as soon as practicable following the satisfaction or waiver of the conditions set forth in Article V but in no event later than the date on which the conditions set forth in Article V are satisfied or waived (or at some other date and time as the Purchaser and the Company may mutually agree upon in writing) (the “Closing Date”). The Closing shall take place at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001 or at such other place as the Company and the Purchaser may mutually agree upon, orally or in writing.

1.3 Payment. On the Closing Date, (a) the Purchaser shall pay to the Company the Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to the Purchaser, (b) the Company shall irrevocably instruct American Stock Transfer & Trust Company (the “Transfer Agent”) to deliver to such Purchaser the number of Shares set forth opposite such Purchaser’s name on Schedule 1 hereto in book-entry form in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit B and a book entry statement of the Transfer Agent showing such Purchaser as the registered holder of the Shares on and as of the Closing Date, and (c) the Company shall deliver or cause to be delivered to the Purchaser, in further consideration of the continued services the Purchaser is providing the Company under the SSI Service Agreements and in recognition of the various business developments at the Company since the execution of the SSI Service Agreements, the Warrant, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of the Purchaser under the heading “Number of Warrant Shares Underlying Warrant” on Schedule 1 attached hereto.

1.4 Closing Deliverables.

(a) Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Warrant in the form attached hereto as Exhibit A executed by the Company and registered in the name of the Purchaser to purchase the number of Warrant Shares to be purchased by such Purchaser pursuant to this Agreement;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the number of Shares set forth opposite the Purchaser’s name on Schedule 1 hereto, registered in the name of the Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit B.

(iii) a certificate signed by an officer of the Company, in form and substance reasonably satisfactory to the Purchaser, certifying that the conditions specified in Sections 5.1(a) and 5.1(b) are fulfilled;

(iv) a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Purchaser, certifying as to (a) the Company’s amended and restated certificate of incorporation (the “Charter”) and the Company’s amended and restated bylaws (the “Bylaws”); (b) the resolutions of the Board approving the Transaction Documents and the Transactions; and (c) a good standing certificate with respect to the Company from the Delaware Secretary of State, dated no earlier than two (2) Business Days prior to the Closing; and

(v) a duly executed cross-receipt, in form and substance reasonably satisfactory to the parties (the “Cross-Receipt”).

(b) Purchaser. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit B;

(ii) a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit C;

(iii) a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit D;

(iv) the Share Purchase Price by wire transfer to the account specified by the Company; and

(v) a duly executed Cross-Receipt.

(c) Further Assurances. On or prior to the Closing Date and thereafter, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents that take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Transactions.

1.5 Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“Company Common Stock” means the Company’s common stock, par value $0.00001 per share.

“Effectiveness Deadline” means the earlier of (i) the two hundred and tenth (210th) day following the Closing Date if the Commission notifies the Company that it will “review” the Initial Registration Statement and (ii) the third (3rd) day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review.

“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal, as well as any securities exchange or securities exchange authority, including Nasdaq).

“Filing Date” means the one hundred and eightieth (180th) day following the Closing Date; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

“Free Writing Prospectus” means a free writing prospectus, as that term is defined in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Holder” or “Holders” shall initially mean the Purchaser and any designee who receives Securities from the Company pursuant to the Agreement and thereafter any Person to whom all or any of the Securities are validly transferred.

“Investor Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of July 2, 2020, by and among the Company and those Persons listed on Schedule A and Schedule B thereto (and such additional Persons as may become a party thereto pursuant to Section 6.9 thereof).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, mortgage, claim, easement, right-of-way, option, title retention agreement, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse change or effect, or any development that, individually or in the aggregate, could reasonably be expected to result in a material adverse change or effect, in or affecting (i) the business, properties or other assets, liabilities, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the Transactions.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Registrable Securities” means the Shares, Warrant Shares and any shares of Company Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares and/or Warrant Shares, issued to the Purchaser or its designee(s) pursuant to the Agreement; provided, however, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to a Registration Statement, (ii) such securities have been sold in compliance with Rule 144 or (iii) such securities have become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Article VI, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statements.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by the Company from time to time.

“SSI Service Agreements” means the Statements of Work by and between the Company and the Purchaser as noted on Schedule 2 hereto.

“Transaction Documents” means this Agreement, the Warrant and the annexes and exhibits attached hereto and thereto.

“Transactions” means the transactions contemplated by the Transaction Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows.

2.1 Organization, Good Standing and Power. The Company and each of its subsidiaries have been (i) duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of organization, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the reports filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s 2021 fiscal year, including, without limitation, the Company’s most recent Annual Report on Form 10-K, and (ii) duly qualified as a foreign entity for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no subsidiaries other than subsidiaries not required to be listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K by Item 601 of Regulation S-K under the Exchange Act.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue and sell the Securities to be issued by the Company in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Board adopted, by unanimous written consent, resolutions approving the transactions contemplated hereby, including the issuance of the Securities to be issued by the Company pursuant to this Agreement.

2.3 Issuance of Securities. The Securities to be issued and sold by the Company to the Purchaser hereunder have been duly and validly authorized, and the Shares and Warrant Shares, when issued and delivered against payment therefor as provided herein and in accordance with the Warrant, will (i) be duly and validly issued and fully paid and non-assessable; (ii) conform in all material respects to the description of the Company Common Stock contained in the SEC Documents (as defined below); and (iii) be free and clear of any Lien or restriction on transfer, other than restrictions on transfer under any Transaction Document or applicable state or federal securities laws; and the issuance of the Securities is not subject to any preemptive or similar rights, except as have been validly waived or complied with in connection with the offering of the Securities.

2.4 No Conflicts; Governmental Approvals. The issuance and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (other than the Investor Rights Agreement) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (and shall not give to others any rights of termination, amendment, acceleration or cancellation of the same), (ii) the Charter, the Bylaws or the Investor Rights Agreement, or (iii) any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required for the issue and sale of the Securities or the consummation by the Company of the Transactions, except for filings pursuant to applicable federal or state securities or Blue Sky laws, which have been made or will be made in a timely manner.

2.5 Capitalization. The authorized capital stock of the Company consists, as of April 5, 2023, of (i) 200,000,0000 shares of Company Common Stock, of which 63,473,349 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, $0.00001 par value per share, none of which is issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the SEC Documents.

2.6 SEC Documents. The Company represents and warrants that as of the date hereof, the Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filings, such reports, schedules, forms, statements and other documents of the Company (i) complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No inquiries or any other investigation conducted by or on behalf of the Purchaser or its representatives will modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in this Agreement.

2.7 [Reserved].

2.8 Nasdaq. The Company Common Stock is currently listed on the Nasdaq. The Company is in compliance with applicable Nasdaq continued listing requirements and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Company Common Stock from Nasdaq or the termination of the registration of the Company Common Stock under the Exchange Act, and has not received any notification that the Commission or Nasdaq is contemplating such delisting, suspension or termination. The consummation of the Transactions does not contravene the rules and regulations of Nasdaq.

2.9 Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.10 No Liabilities. The Company has no liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Company included in the SEC Documents, (ii) incurred in the ordinary course of business, consistent (as to amount and nature) with past practice, since the date of the most recent balance sheet of the Company included in the SEC Documents, (iii) incurred in connection with this Agreement, or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.11 Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

2.12 Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) is designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this Section shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).

2.13 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective in all material respects.

2.14 Intellectual Property. Except in each case as disclosed in the SEC Documents, the Company owns or has valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights (1) described in the SEC Documents as being owned or licensed by it or (2) which are necessary for, or used in the conduct of, the business of the Company and its subsidiaries as currently conducted or as proposed in the SEC Documents to be conducted (collectively, the “Company Intellectual Property”), except in the case of clause (2) where the failure to own, possess, license, have the right to use or the ability to acquire such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, the conduct of its business has not and will not infringe or misappropriate any intellectual property rights of others; other than as disclosed in the SEC Documents, to the knowledge of the Company, there are no rights of third parties to any of the intellectual property owned by the Company, and such intellectual property is owned by the Company free and clear of all material Liens; other than as disclosed in the SEC Documents, the Company Intellectual Property held or licensed by the Company or its subsidiaries, which is material to the conduct of the business of the Company and its subsidiaries as currently conducted, is valid, enforceable and subsisting; to the Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the SEC Documents, (i) neither the Company nor its subsidiaries is obligated to pay a material royalty, grant any license, or provide any other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s products, product candidates, proposed products or processes or Company Intellectual Property, and the Company is unaware of any facts which in the Company’s opinion could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which in the Company’s opinion could form a reasonable basis for any such action, suit, proceeding or claim, (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, and the Company is unaware of any facts which in the Company’s opinion could form a reasonable basis for any such action, suit, proceeding or claim, (v) neither the Company nor any of its subsidiaries has received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or its subsidiaries’ products, product candidates, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, product candidates, proposed products or processes of the Company referred to in the SEC Documents, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization, infringe any valid patent claim or other valid intellectual property right of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor engaged in the development of Company Intellectual Property which is material to the business of the Company or its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or its subsidiaries or actions undertaken while employed or engaged with the Company or its subsidiaries, (ix) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of commercially reasonable nondisclosure and confidentiality agreements, and (x) the Company has complied in all material respects with the terms of each agreement pursuant to which the Company Intellectual Property has been licensed to the Company, and, to the Company’s knowledge, all such agreements are in full force and effect.

2.15 Patents. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the SEC Documents as being owned by the Company; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) and any other patent office in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO or any other patent office that were not disclosed to the USPTO or such patent office and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

2.16 Taxes. All material tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except insofar as any failure to file a tax return or to pay a tax would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.17 Employee Matters. No material labor disturbance by or dispute with current or former employees or officers of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers or contractors. The Company is not a party to any collective bargaining agreement.

2.18 Insurance. The Company has insurance covering its respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.19 Anti-Corruption Laws. Neither the Company nor any subsidiary nor any director, officer or employee nor, to the knowledge of the Company, any agent, Affiliate or other Person, while acting on behalf of the Company or any subsidiary (i) has made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) has made, offered, promised or authorized any direct or indirect unlawful payment; (iii) has violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) will use, directly or indirectly, the proceeds of the Transactions in furtherance of an offer, promise or authorization of any unlawful contribution, gift, entertainment or other unlawful expense in violation of any Anti-Corruption Laws; and the Company has conducted its business in compliance with Anti-Corruption Laws and has instituted, will continue to institute and will maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and with the representations and warranties contained herein.

2.20 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.21 Sanctions. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees, or, to the knowledge of the Company, agents, Affiliates or representatives is a Person that is, or is owned or controlled by a Person or Persons that is or are (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria) (a “Sanctioned Country”). Neither the Company nor any of its subsidiaries will use the proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any Person (a) to fund or facilitate any activities or business of or with any Sanctioned Country or any Person that, at the time of such funding or facilitation, is the subject of Sanctions or (b) in any other manner that will result in a violation of Sanctions by the Company, the Purchaser or any of their respective Affiliates. Neither the Company nor any subsidiary has engaged in, is now engaging in or will engage in any dealings or transactions with any Sanctioned Country or with any Person that, at the time of such dealing or transaction, is or was the subject of Sanctions.

2.22 Data Privacy. The Company (i) has complied and is presently in compliance, each in all material respects, with all internal and externally published privacy policies, contractual obligations, industry standards by which the Company is legally or contractually bound, applicable laws, statutes, judgments, orders, rules and regulations of any Governmental Authority or arbitrator and any other legal obligations, in each case, to the extent applicable and relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) has at all times made all disclosures to data subjects required by Data Security Obligations, and none of such disclosures have, to the knowledge of the Company, been materially inaccurate or in material violation of any Data Security Obligation; (iii) has not received any written notification of, or written complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate that the Company is in material violation of any Data Security Obligation; and (iv) is not a party to any order or decree from a Governmental Authority that imposes any obligation or liability relating to the collection, use, transfer, import, export, storage, protection, disposal or disclosure by the Company of Data. To the knowledge of the Company, there is no action, suit or proceeding by or before any Governmental Authority or arbitrator pending or threatened alleging non-compliance with any Data Security Obligation.

2.23 Data Infrastructure and Controls. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented commercially reasonable physical, technical and organizational measures designed to protect the IT Systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain and implement reasonable information technology, information security, cyber security and data protection controls, including, as applicable, oversight, access controls, encryption, technological and physical safeguards that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data controlled by the Company and used in connection with the operation of the Company’s business (“Breach”). To the Company’s knowledge, there has been no material Breach or any event or condition that would reasonably be expected to result in any material Breach.

2.24 No Material Adverse Change. Except as disclosed in the SEC Documents, since September 30, 2022, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, except for changes in the ordinary course of business, consistent (as to amount and nature) with past practice, and which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d) any waiver by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of a material Lien or payment of any obligation by the Company;

(f) any change or amendment to the Charter, Bylaws or Investor Rights Agreement, or termination of or material amendment to any contract of the Company that the Company is required to file with the Commission pursuant to Item 601(b)(10) of Regulation S-K;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h) any material transaction entered into by the Company;

(i) the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company; or

(j) any other event or condition that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.25 No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since September 30, 2022, except for the consummation of the transactions contemplated herein, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.26 Litigation. Except as disclosed in the SEC Documents, there are no legal or governmental proceedings pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or others.

2.27 Compliance. Neither the Company nor any of its subsidiaries is (i) in violation of their respective certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any Governmental Authority or body having jurisdiction over the Company, such subsidiary or any of their respective properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions will not result in (a) any such violation or default or (b) an event which results in the creation of any Lien upon any assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, and all applicable rules and regulations of the United States Food and Drug Administration (the “FDA”) and other Governmental Authorities exercising comparable authority. The Company and its subsidiaries have conducted, and to the Company’s knowledge their respective contractors and consultants have conducted, all development and manufacture of the Company’s products and product candidates, including any non-clinical and clinical studies, in all material respects, in accordance with applicable law.

2.28 Investment Company Act. The Company is not and, after giving effect to the Transactions, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

2.29 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser hereunder. The Securities (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.30 No Integrated Offering. The Company shall not, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate (and has not done any of the foregoing) in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

2.31 No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser.

2.32 Brokers and Finders. The Company has not employed any broker or finder in connection with the Transactions.

2.33 CFIUS. Neither the Company, its subsidiaries nor any of its Affiliates engage in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of Section 721 of the Defense Production Act, 50 U.S.C. § 4565, and all implementing regulations thereof (the “DPA”); (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA; or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA, and, therefore, in turn, is not a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248.

2.34 Consents and Permits. The Company and its subsidiaries have made all filings, applications and submissions required by, and possess and are operating in material compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate Governmental Authority (including, without limitation, the FDA, the United States Drug Enforcement Administration or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit, or has any reason to believe that any Permit will not be renewed.

2.35 Clinical Studies. The preclinical studies and tests and clinical trials described in the SEC Documents were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company, including applicable regulations and guidance on Good Laboratory Practice and Good Clinical Practice; the descriptions of such studies, tests and trials, and the results thereof, contained in the SEC Documents are accurate and complete in all material respects; to the knowledge of the Company, there are no studies, tests or trials not described in the SEC Documents the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Documents; and the Company has not received any written notice or correspondence from the FDA or any Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser, hereby represents, warrants and covenants to the Company as follows:

3.1 Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2 No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in the case of clauses (ii) and (iii) for such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement, including the purchase of the Securities, or to consummate the Transactions.

3.3 Purchaser Sophistication; Accredited Investor. Such Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) in connection with its decision to purchase the Securities, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein; (iii) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (iv) is acquiring the Securities for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other Persons regarding the distribution of the Securities; (v) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (vi) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws; (vii) understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities; (viii) understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (ix) understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the Securities.

3.4 Private Placement. Such Purchaser acknowledges that the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Such Purchaser acknowledges that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser in a transaction subject to the registration requirements of the Securities Act absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.

3.5 Ownership of Capital Stock. Except as previously disclosed to the Company in writing or by email and excluding the Securities, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.

3.6 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale, or transfer of the Securities.

3.7 Stock Legends. Such Purchaser acknowledges that certificates or book-entry credits evidencing the Securities shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

3.8 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

3.9 No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Securities by the Company (or a representative of the Company) and the Securities were offered to such Purchaser solely by direct contact between such Purchaser and the Company (or an authorized representative of the Company). Such Purchaser did not become aware of this offering of Securities, nor were the Securities offered to such Purchaser, by any other means.

3.10 Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

3.11 Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.12 Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Purchaser acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.13 [Reserved].

3.14 No Rule 506 Disqualifying Activities. Neither such Purchaser nor any Person or entity with whom such Purchaser will share beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act.

3.15 Brokers and Finders. Such Purchaser has not employed any broker or finder in connection with the Transactions.

3.16 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article II or in any other Transaction Document, such Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company.

ARTICLE IV

COVENANTS OF THE PARTIES

4.1 Lockup.

(a) Agreement to Lock-Up. The Purchaser hereby agrees that it will not, without the prior written consent of the Company during the period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days after the Closing Date (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Company Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the Purchaser or its Permitted Transferees may transfer shares of Company Common Stock during the Lock-Up Period (i) to (a) such Purchaser’s Affiliates and its and their respective officers or directors, (b) any immediate family members of such officers or directors, or (c) any direct or indirect partners, members or equity holders of Purchaser or any related investment funds or vehicles controlled or managed by such Persons or entities or their respective Affiliates, (ii) to the Company; or (iii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (i)(a) to (i)(c), it shall be a condition to the transfer that the Permitted Transferee execute an agreement stating that the Permitted Transferee is receiving and holding such capital stock subject to this Section 4.1 and there shall be no further transfer of such capital stock except in accordance with this Section 4.1, and provided further that any such transfer shall not involve a disposition for value. The term “Permitted Transferees” means, prior to the expiration of the Lock-Up Period, any Person or entity to whom such Purchaser is permitted to transfer such shares of Company Common Stock prior to the expiration of the Lock-Up Period pursuant to this Section 4.1(a).

(b) Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Company Common Stock of such Purchaser (and transferees and assignees thereof) until the end of the Lock-Up Period.

4.2 Further Transfers. The Purchaser covenants that the Securities will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

4.3 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates and its and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by the Purchaser in this Agreement, or the failure of the Purchaser to comply with the covenants and agreements contained herein.

(b) Promptly after receipt by an indemnified party under this Section 4.3 of notice of the commencement of any indemnifiable action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.3, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.3 except to the extent the indemnified party is actually prejudiced by such omission. In case any such indemnifiable action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such indemnifiable action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such indemnifiable action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such indemnifiable action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.3 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the indemnifiable action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened indemnifiable action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such indemnifiable action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility or fault, and includes an unconditional release of each indemnified party from all liability arising out of such indemnifiable action, or (ii) be liable for any settlement of any such indemnifiable action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such indemnifiable action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) The Purchaser acknowledges that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of such Purchaser and such Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 4.3.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Securities at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b) Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority or arbitrator of competent jurisdiction that prohibits the consummation of any of the Transactions.

(d) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the Transactions in the absence of stockholder approval of such transactions.

(e) Listing of Additional Shares. The Company shall have submitted a Listing of Additional Shares Notification with the Nasdaq covering all of the Securities.

(f) Wire Instructions. The Company shall have delivered wire transfer instructions with respect to the Share Purchase Price to the Purchaser.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Shares and Warrant at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by such Purchaser of the items contemplated by Section 1.4(b).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority or arbitrator of competent jurisdiction that prohibits the consummation of any of the Transactions.

(d) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the Transactions in the absence of stockholder approval of such Transactions.

ARTICLE VI

REGISTRATION

6.1 Initial Registration Statement. The Company shall prepare and file with the Commission on or prior to the Filing Date a registration statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by a Holder (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission). The Initial Registration Statement shall contain a “Plan of Distribution” section in substantially the form attached hereto as Annex A. The Company shall use reasonable best efforts to cause the Initial Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Deadline, and, subject to Section 6.5(m) hereof, to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) such date as no Holder beneficially owns any Registrable Securities or (ii) the date that is three (3) years following the Closing Date (the “Effectiveness Period”). By 4:00 p.m. (New York City time) on the Business Day following the Effectiveness Deadline, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

6.2 Additional Registration Statements. In the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each Holder thereof, (ii) use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities. The Holders shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Article VI, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto, which counsel shall be designated by the holders of a majority of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

6.3 Failure to Satisfy Registration Obligations.

(a) If a Registration Statement covering the Registrable Securities is not filed with the Commission on or prior to the Filing Date, the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to 1.0% of the Share Purchase Price for the initial day of failure to file such Registration Statement by the Filing Date and for each subsequent thirty (30)-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to the Purchaser in cash no later than ten (10) Business Days after the end of the date of the initial failure to file such Registration Statement by the Filing Date and each subsequent 30-day period, as applicable. Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(b) If (i) a Registration Statement covering the Registrable Securities has not become or is not declared effective by the Commission prior to the two hundred and tenth (210th) day following the Closing Date, (ii) after a Registration Statement has become or been declared effective by the Commission, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement), other than any Suspension Period (as defined in Section 6.5(m)) or the inability of the Purchaser to sell any Registrable Securities covered thereby due to market conditions, or (iii) only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchaser (assuming the Purchaser is not an affiliate of the Company) is unable to sell Registrable Securities without restriction under Rule 144 (each of (i), (ii) and (iii), a “Maintenance Failure”), then the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to 1.0% of the aggregate amount paid by the Purchaser for the Registrable Securities then held by the Purchaser for the initial day of a Maintenance Failure and for each 30-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured. The Effectiveness Liquidated Damages shall be paid monthly within ten (10) Business Days of the end of the date of such Maintenance Failure and each subsequent 30-day period, as applicable. Such payments shall be made to the Purchaser in cash. Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(c) The parties agree that (i) in no event shall the aggregate amount of Liquidated Damages payable to the Purchaser exceed 6.0% of the Share Purchase Price and (ii) except with respect to (A) the initial day of failure to file a Registration Statement by the Filing Date and (B) the initial day of any Maintenance Failure, in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages in excess of 1.0% of the Share Purchase Price.

6.4 Piggyback Registrations.

(a) Until the expiration of the Effectiveness Period, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration statement on Form S-8, S-4 or any similar or successor form), whether for its own account or for the account of one or more holders of securities, and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Holders of its intention to effect such a registration and, subject to Sections 6.4(b) and (c), shall include in such registration statement and in any offering of Company Common Stock to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from a Holder within ten (10) Business Days after such Holder’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances, but in no event less than five (5) Business Days. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. Any Holder may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw at least five (5) days prior to the effectiveness of such Registration Statement or prior to the pricing of the applicable offering. No registration effected under this Section 6.4 shall relieve the Company of its obligations to effect any registration of the sale of Registrable Securities under Sections 6.1 and 6.2.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration) that in their good faith opinion the number of securities proposed to be included in such offering exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of securities requested to be included therein by holders of securities, including the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable) among all participating holders on the basis of the number of securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(c) If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of securities other than a Holder and the managing underwriters advise the Company that in their good faith opinion the number of securities proposed to be included in such registration exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of securities requested to be included therein by other holders of securities including any other Holders (if any other Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable) among participating holders on the basis of the number of securities requested to be included therein by such holders or as such holders and the Company may otherwise agree and (iii) third, the number of securities that the Company proposes to sell.

(d) No Holder may sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

(e) If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the sole right to select the managing underwriter or underwriters to administer any such offering.

6.5 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the Commission on or prior to the Filing Date, the Initial Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such Initial Registration Statement shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto, and use reasonable best efforts to cause the Initial Registration Statement to become effective and remain effective as provided herein. No Registration Statement shall name any Holder as an underwriter without such Holder’s written consent. The Company shall permit each Holder and its counsel to review any Registration Statement registering any of such Holder’s Registrable Securities, any related Prospectus and all amendments and supplements to either, at least four (4) Business Days prior to the filing thereof with the Commission and shall incorporate any reasonable comments made thereto.

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective (subject to Section 6.5(m)) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such New Registration Statements or Remainder Registration Statement, as necessary, in order to register for resale under the Securities Act all of the Registrable Securities; cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; respond promptly to any comments received from the Commission with respect to any Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to any Registration Statement; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) From the time the Commission declares a Registration Statement effective, each Holder shall be named as a selling stockholder in a Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities included in such Registration Statement in accordance with applicable law, subject to the terms and conditions hereof. From and after the date a Registration Statement is declared effective, any Holder not named as a selling stockholder in a Registration Statement at the time of effectiveness may request that the Company amend or supplement a Registration Statement to include such Holder as a selling stockholder, and the Company shall, as promptly as practicable and in any event upon the later of (x) five (5) Business Days after such date or (y) two (2) Business Days after the expiration of any Suspension Period) that is either in effect or put into effect within five (5) Business Days of such date:

(i) prepare and file with the Commission a post-effective amendment to a Registration Statement or prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the Holder is named as a selling stockholder in a Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of such Holder’s Registrable Securities included in such Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to such Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is forty five (45) days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder copies of any documents filed pursuant to Section 6.5(c)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 6.5(c)(i).

(d) Promptly notify the Holders of Registrable Securities (i)(A) when a Registration Statement, a prospectus or any prospectus supplement or pre- or post-effective amendment to a Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of a Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment filed by the Company, when the same has become effective; (ii) of any request by the Commission or any other Governmental Authority for amendments or supplements to any Registration Statement or Prospectus or for additional information of the Company; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities of the Company for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to any Prospectus, in the light of the circumstances under which they were made) not misleading.

(e) Use reasonable best efforts to avoid the issuance of, and, if issued, to obtain the withdrawal of, (i) any order suspending the effectiveness of a Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

(f) If requested by any Holder, (i) promptly incorporate in a prospectus supplement, post-effective amendment to a Registration Statement or Free Writing Prospectus such information as such Holders reasonably request to be included therein and (ii) make all required filings of such prospectus supplement, post-effective amendment or Free Writing Prospectus as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement, post-effective amendment or Free Writing Prospectus.

(g) Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) Promptly deliver to each Holder, without charge, as many copies of any Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities of the Company to be sold pursuant to a Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 6.5(d)(v), use reasonable best efforts to promptly prepare a supplement or amendment, including a post-effective amendment, to any Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to any Prospectus, in the light of the circumstances under which they were made) not misleading.

(k) Use reasonable best efforts to cause all Registrable Securities to be listed on the Nasdaq or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded.

(l) [Reserved].

(m) Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if the Board reasonably determines in good faith that (i) in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Board, to cause a Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay or suspend a Registration Statement on more than two occasions or for more than sixty (60) consecutive days, or more than ninety (90) total days, in each case during any twelve-month period; provided, further, that no such postponement or suspension by the Company shall be permitted for more than one period, arising out of the same set of facts, circumstances or transactions. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 6.5(m) is herein called a “Suspension Period.” The Company shall provide prompt written notice to Holders of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 6.5(m)), but shall not be obligated under this Agreement to disclose the reasons therefor. Holders shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period under the applicable Registration Statement. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

(n) The Company shall use reasonable best efforts to register or qualify, or cooperate with the Holders in connection with the registration or qualification of, the resale of the Registrable Securities under applicable securities or “blue sky” laws of such states of the United States as any such Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(o) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the registration of Registrable Securities and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the Company’s first fiscal quarter commencing after the effective date of a Registration Statement.

(p) In the case of an underwritten offering including any Registrable Securities, the Company will enter into an underwriting agreement, containing customary provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making appropriate personnel of the Company available at reasonable times and places to assist in customary road-shows that the managing underwriters determine are necessary or advisable to effect the offering).

(q) In the case of an underwritten offering including any Registrable Securities, and to the extent not prohibited by applicable law, the Company will (i) make reasonably available, for inspection by the managing underwriters of such offering and attorneys and accountants acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates (but excluding any documents incorporated by reference in such Registration Statement, amendments or supplements that are available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system)), (ii) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorneys in connection with such offering, (iii) make the Company’s independent accountants available for any such underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (iv) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews.

6.6 Holder Obligations.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder furnish to the Company (i) a completed Selling Stockholder Questionnaire and (ii) such further information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.

(b) Each Holder covenants and agrees by its acquisition of Registrable Securities that (i) it will not sell any Registrable Securities under a Registration Statement until it has received copies of the Prospectus with respect to such Registration Statement as then amended or supplemented as contemplated in Section 6.5(h) and notice that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 6.5(d) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c) Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 6.5(d)(ii), 6.5(d)(iii), 6.5(d)(iv), 6.5(d)(v) or 6.5(m), such Holder will forthwith discontinue disposition of Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.5(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

6.7 Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for the Purchaser except as specifically provided below), except as and to the extent specified in this Section 6.7, shall be borne by the Company whether or not a Registration Statement is filed by the Company or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with Nasdaq and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made by the Company with the Financial Industry Regulatory Authority and (C) in compliance with state securities or “blue sky” laws by the Company or with respect to Registrable Securities, (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Purchaser or, except to the extent provided for above or in the Transaction Documents, any legal fees or other costs of the Purchaser.

6.8 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its permitted assignees and its and their respective officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Company Common Stock), underwriters, investment advisors and employees, each Person who controls any such Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, settlements, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein; or (ii) the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder that such Prospectus is outdated or defective pursuant to the terms of this Agreement; provided, however, that the indemnity agreement contained in this Section 6.8 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Company. The Company shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6.8(c)(i) hereof) and shall survive the transfer of the Registrable Securities by the Holder.

(b) Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to the Company by such Holder expressly for use in therein, and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to such Holder or such

Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 6.8 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Holders and (ii) in no event shall a Holder’s liability pursuant to this Section 6.8, exceed the proceeds from the offering received by such Holder.

(c) Conduct of Indemnification Proceedings.

(i) If any action, claim, suit, investigation or proceeding (including, without limitation, an arbitration and an investigation or partial proceeding, such as a deposition), whether commenced or threatened, shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such action, claim, suit, investigation or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such action, claim, suit, investigation or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such action, claim, suit, investigation or proceeding; or (iii) the named parties to any such action, claim, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel (together with appropriate local counsel) for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action, claim, suit, investigation or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending action, claim, suit, investigation or proceeding in respect of which any Indemnified Party is or could have been a party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, claim, suit, investigation or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(iii) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action, claim, suit, investigation or proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.

(i) If a claim for indemnification under Section 6.8(a) or 6.8(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.8(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any action, claim, suit, investigation or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii) The indemnity and contribution agreements contained in this Article VI are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.9 Rule 144. As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

6.10 Amendments; Waivers. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VI may be amended or waived only with the written consent of the Company and the Holders of at least a majority of all outstanding Registrable Securities then held by all Holders. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon each Holder (and their permitted assigns).

ARTICLE VII

MISCELLANEOUS

7.1 Survival. Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements (including those relating to any obligation of indemnification) of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Securities.

7.2 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Transactions. The Company agrees to indemnify and to hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of such Transactions (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of such transactions (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

7.3 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any confidentiality agreements previously entered into between the Company and the Purchaser shall remain in full force and effect.

7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section (if any) prior to 4:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section (if any) on a day that is not a Business Day or later than 4:00 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Taysha Gene Therapies, Inc.
3000 Pegasus Park Drive, Suite 1430
Dallas, Texas 75247
Attention: Chief Financial Officer

with copies (which copies	Cooley LLP
shall not constitute notice	55 Hudson Yards
to the Company) to:	New York, New York 10001
Attention: Divakar Gupta

If to the Purchaser:	To their address as set forth on Schedule 1 hereto.

7.6 Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement only to a Person to whom such Purchaser assigns or transfers all Securities held by such Purchaser; provided, that (i) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as if it were Purchaser hereunder and (ii) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

7.9 Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that Section 4.3 hereof shall be for the express benefit of the indemnified persons identified therein.

7.10 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.11 Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.12 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

7.13 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Company Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Company Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

TAYSHA GENE THERAPIES, INC.

By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

SSI STRATEGY SIDECAR 1, LLC

By:	/s/ Doug Locke
Name: Doug Locke
Title: Chief Executive Officer

SSI STRATEGY SIDECAR 2, LLC

By:	/s/ Doug Locke
Name: Doug Locke
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

SCHEDULE 1

SCHEDULE OF PURCHASERS

	Warrant Issuance	Company Common Stock Purchase
Name of Purchaser and Address/Contact Information	Number of Warrant Shares Underlying Warrant	Number of Shares Purchased	Aggregate Purchase Price

SSI Strategy Sidecar 1, LLC For notice, with a copy to: c/o Doug Locke 9 Campus Drive Parsipanny, NJ 07054	262,500	352,609	$249,999.78
SSI Strategy Sidecar 2, LLC For notice, with a copy to: c/o Doug Locke 9 Campus Drive Parsipanny, NJ 07054	262,500	352,609	$249,999.78
Total	525,000	705,218	$499,999.56

ANNEX A

PLAN OF DISTRIBUTION

ANNEX B

SELLING STOCKHOLDER QUESTIONNAIRE

Exhibit A

WARRANT

Exhibit B

STOCK REGISTRATION QUESTIONNAIRE

Exhibit C

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

Exhibit D

“BAD ACTOR” QUESTIONNAIRE FORMS